AMENDMENT NO. 1

TO THE

L-3 COMMUNICATIONS CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(Restated January 1, 2000)

WHEREAS, L-3 Communications Corporation (“L-3”) maintains the L-3 Communications Corporation Supplemental Executive Retirement Plan (the “SERP”);

WHEREAS, under the terms of the SERP, benefits will be paid in the same form as the benefit payments under the Qualified Plans;

WHEREAS, L-3 desires to amend the SERP to provide benefits will be paid as a lump sum if the present value of the SERP benefit is not greater than $5,000 notwithstanding that payments under the Qualified Plan will be paid in a form other than a lump sum;

NOW THEREFORE, the Plan is amended, effective January 1, 2003, as follows:

1.	Section 3.3 is deleted and replaced with the following:

Except as otherwise provided in Section 3.4, any Supplemental Pension Benefit to which a Participant is entitled under this SERP shall be paid in the same form and at the same time, using the same actuarial assumptions, as the Pension Benefit that is paid to the Participant (or his or her Spouse or Beneficiary) under the terms of the Pension Plan. Notwithstanding the above, if the present value of the Participant’s Supplemental Pension Benefit, using the Pension Plan actuarial assumptions for determining non-lump sum distributions, is $5,000 or less, such Supplemental Pension Benefit shall be paid to the Participant in a lump sum as soon as administratively practicable following the Participant’s termination of employment.

12/23/03	/s/ Kenneth W. Manne
Date	Kenneth W. Manne Vice President-Human Resources